Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of August 13, 2018 (this “Agreement”), by and among Snap Inc. (the “Borrower”), the Lenders party hereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of July 29, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders and Issuing Banks from time to time party thereto, and the Administrative Agent;

WHEREAS, the Borrower hereby requests that (a) the Maturity Date be extended to August 13, 2023 (the “Extended Revolving Maturity Date”) and (b) the other amendments reflected in this Agreement be effected, in each case, as of the Effective Date (as defined below);

WHEREAS, (a) each existing Revolving Commitment extended in accordance with the terms of this Agreement will be an “Extended Revolving Commitment” (with each existing Revolving Commitment not so extended, a “Non-Extended Revolving Commitment”), and (b) each existing Revolving Loan extended in accordance with the terms of this Agreement will be an “Extending Revolving Loan” (with each existing Revolving Loan not so extended, a “Non-Extending Revolving Loan”); and

WHEREAS, each Lender party hereto whose name is set forth on Schedule I hereto under the heading “Extending Lenders” has consented to the extension of the maturity date of all of its Revolving Commitments and Revolving Loans to the Extended Revolving Maturity Date (each such consenting Lender, an “Extending Lender”; and each non-consenting Lender, a “Non-Extending Lender”);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.Maturity Date Extension.  Each of the following transactions will occur on the Effective Date after the conditions precedent set forth in Section 3 have been satisfied:

(a)Each Extending Lender agrees that all of its existing Revolving Commitment and Revolving Loans will be modified to become an Extended Revolving Commitment and Extending Revolving Loans, respectively, of like amount.  The existing Revolving Commitments and Revolving Loans of each Non-Extending Lender will remain outstanding as Non-Extended Revolving Commitments and Non-Extending Revolving Loans, respectively.  The initial Interest Period applicable to each Non-Extending Revolving Loan and Extending Revolving Loan that is a Eurodollar Loan, Australian Bank Bill Rate Loan, Canadian BA Rate Loan or a EURIBOR Loan will be the then-current Interest Period applicable to such existing Revolving Loan from which it is converted with no conversion into a different Interest Period, or payment or prepayment of such Loan being deemed to have occurred solely due to this Agreement or the transactions described herein.  Each existing Revolving Loan of an Extending Lender that is a Eurodollar Loan, ABR Loan, Australian Bank Bill Rate Loan, Canadian BA Rate Loan, or a EURIBOR Loan will be converted into an Extending Revolving Loan of the same Type.

2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 6.01(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g)Specified Indebtedness in an aggregate principal amount at any time outstanding not to exceed $750,000,000;”

(b)Section 6.02(q) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(q)other Liens securing obligations not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $500,000,000.”

(c)Section 6.04(viii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(viii)   so long as no Default or Event of Default then exists or would result therefrom, the Borrower may declare or make Restricted Payments not otherwise permitted under this Section 6.04 in an amount not to exceed (a) $100,000,000 plus (b) additional Restricted Payments in an amount not to exceed $900,000,000 so long as, solely in the case of this clause (b), (x) the Borrower has provided the financial statements required by Section 5.01(a) or (b), as applicable, (y) the Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Measurement Period for which financial statements have been delivered is greater than zero, and (z) the Senior Net Leverage Ratio does not exceed 3.00 to 1.00, determined on a pro forma basis after giving effect to such Restricted Payment as of the most recently ended Measurement Period for which financial statements have been delivered; provided that, in each case, after giving pro forma effect to such Restricted Payment, the Borrower and its Restricted Subsidiaries have Liquidity of at least $300,000,000;”

(d)Section 6.04(ix) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ix)   so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make Restricted Payments not otherwise permitted under this Section 6.04 using the proceeds of any issuance of Equity Interests (provided that such Restricted Payment and the issuance of Equity Interests are substantially concurrent); provided further that, after giving pro forma effect to such Restricted Payment, the Borrower and its Restricted Subsidiaries have Liquidity of at least $300,000,000;”

3.	Conditions Precedent.

(a)This Agreement shall become effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Section 3 (the “Effective Date”):

(i)The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (1) the Loan Parties, (2) the Administrative Agent, (3) the Required Lenders and (4) each Extending Lender;

(ii)The Borrower shall have paid to the Administrative Agent all expenses payable pursuant to Section 9.03 of the Credit Agreement which have accrued to the Effective Date to the extent invoices therefor have been provided at least one Business Day prior to the Effective Date;

(iii)The Administrative Agent shall have received the executed legal opinion of Fenwick & West LLP, counsel for the Borrower, in form and substance reasonably satisfactory to Administrative Agent (but in any event limited to a customary enforceability opinion);

(iv)The Administrative Agent shall have received (1) certified copies of the resolutions of the board of directors of the Borrower approving the transactions contemplated by this Agreement and the execution and delivery of this Agreement and all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to this Agreement and (2) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of the Borrower and the authorization of the transactions contemplated hereby;

(v)The representations and warranties of the Borrower set forth in the Loan Documents (including, without limitation, this Agreement) shall be true and correct in all material respects on and as of the Effective Date except that (1) the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Credit Agreement, (2) to the extent that such  representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (3) to the extent that such representations and warranties are already qualified or modified by materiality or words of similar effect in the text thereof, they shall be true and correct in all respects;

(vi)As of the Effective Date, no Default or Event of Default shall have occurred and be continuing or will result from the execution of this Agreement and the transactions contemplated hereby as of the Effective Date;

(vii)The Administrative Agent shall have received (1) a certificate, dated the Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (v), (vi) and (viii) of this Section 3(a) as of the Effective Date, and (2) a solvency certificate, dated the Effective Date and signed on behalf of the Borrower by the most senior financial officer of the Borrower, certifying that, as of the Effective Date, the Borrower and the Restricted Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of any Indebtedness and obligations being incurred in connection herewith will be, Solvent;  and

(viii)As of the Effective Date, both before and immediately after giving effect to transactions contemplated hereby, the Borrower and its Restricted Subsidiaries shall have Liquidity of not less than $300,000,000.

4.Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

5.Full Force and Effect.  Except as expressly provided herein and in the Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Arrangers or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

6.Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

7.Reaffirmation by the Borrower.  The Borrower hereby consents to this Agreement and hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the Effective Date and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party.

8.Effect of this Agreement.  This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

9.GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 9.09 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.

11.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

12.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

SNAP INC.

By:	/s/ Tim Stone
Name:	Tim Stone
Title:	Chief Financial Officer

Signature Page to First Amendment

MORGAN STANLEY SENIOR FUNDING, INC., as
Administrative Agent and Extending Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Signature Page to First Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as an Extending Lender

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Signature Page to First Amendment

Goldman sachs bank usa, as an Extending Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page to First Amendment

JPMorgan Chase Bank, N.A., as an Extending Lender

By:	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Managing Director

Signature Page to First Amendment

Credit Suisse AG, Cayman Islands Branch, as an Extending Lender

By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ Joan Park
Name:	Joan Park
Title:	Authorized Signatory

Signature Page to First Amendment

Silicon Valley Bank, as an Extending Lender

By:	/s/ Frank O’Brien
Name:	Frank O’Brien
Title:	Vice President